UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 24, 2023
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)
England and Wales
(State or Other Jurisdiction of Incorporation)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (716) 676-6461
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Michael Falvey, Chief Financial Officer, principal financial officer and principal accounting officer of COMPASS Pathways plc (the “Company”), resigned from his role as chief financial officer to pursue other opportunities effective October 26, 2023. Mr. Falvey will continue as an employee of the Company in an advisory role to the Company’s chief executive officer through November 3, 2023. Mr. Falvey’s resignation was not due to any disagreement with the Company on any matter, including related to the Company’s operations, policies, practices, financial reporting, accounting matters or internal controls.

The Company and Mr. Falvey entered into a separation agreement and release dated October 24, 2023 (the “Separation Agreement”), pursuant to which his employment with the Company will end on November 3, 2023 (the “Separation Date”). Under the Separation Agreement, Mr. Falvey will receive (i) a separation payment in a gross amount equal to $638,000 (which is equivalent to 12 months of his base salary and his 2023 bonus), payable in substantially equal monthly installments and subject to applicable tax withholdings and lawful deductions (the “Separation Payment”) and (ii) accelerated vesting of 25% of all shares or options subject to equity awards granted to Mr. Falvey prior to the Separation Date, which are unvested as of the Separation Date. If he elects to continue his group healthcare benefits, to the extent authorized by and consistent with COBRA, the Company will pay the monthly employer contribution until the earlier of (i) November 3, 2024, or (ii) the date Mr. Falvey becomes eligible for insurance through another employer or otherwise becomes ineligible for COBRA.

The foregoing summary description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Appointment of Interim Chief Financial Officer

Effective October 26, 2023, the Company appointed Mary-Rose Hughes as its Interim Chief Financial Officer until such time as the Company appoints a new chief financial officer. Ms. Hughes will also assume on an interim basis the duties of the principal financial officer and principal accounting officer of the Company.

Ms. Hughes currently serves as the Company’s Vice President of Finance. Ms. Hughes joined the Company as its second finance team member in May 2020 and helped build the Company’s financial operations, treasury, tax, financial planning & analysis and external reporting functions. Before joining the Company, from 2018 until 2019, Ms. Hughes served as Head of Financial Reporting for Veolia UK & Ireland. She began her career in public accounting with Ernst and Young. Ms. Hughes earned her LLB in Law at Queen’s University, Belfast and her ACA qualification from Chartered Accountants, Ireland.

In connection with her appointment as Interim Chief Financial Officer, the Company will increase Ms. Hughes’ base salary by 30% for the duration of her service as Interim Chief Financial Officer and provide a one-time, discretionary bonus in the amount of £30,000. Ms. Hughes also entered into the Company’s standard Deed of Indemnity, the form of which was filed as Exhibit 10.6 to the Company’s registration statement on Form F-1/A filed with the Securities and Exchange Commission on September 14, 2020.

There are no arrangements or understandings between Ms. Hughes and any other persons pursuant to which Ms. Hughes was appointed as Interim Chief Financial Officer of the Company. In addition, there are no family relationships between Ms. Hughes and any director or executive officer of the Company, and there are no transactions involving Ms. Hughes requiring disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.
On October 26, 2023, the Company issued a press release titled "COMPASS Pathways Announces CFO Transition." A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1#	Separation Agreement dated October 24, 2023 by and between the Company and Michael Falvey.

99.1*	Press Release issued by COMPASS Pathways plc on October 26, 2023.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

#	Indicates a management contract or any compensatory plan, contract or arrangement.
*	Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: October 26, 2023	By:	/s/ Matthew Owens
Matthew Owens
General Counsel and Chief Legal Officer